SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

File No. 0-17973
[X]  Filed by the Registrant
[ ]  Filed by a Party other than the Registrant

Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to section240.14a-11(c) or section240.14a-12

                            I-LINK INCORPORATED
             (Name of Registrant As Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)   Title of each class of securities to which transaction applies:

     N/A

2)   Aggregate number of securities to which transaction applies:

     N/A

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     N/A

4)   Proposed maximum aggregate value of transaction:

     N/A

5)   Total fee paid:  $______________

[ ]  Fee paid previously with preliminary materials.

                        [I-Link Incorporated Logo]

                       13751 S. Wadsworth Park Drive
                                 Suite 200
                            Draper, Utah  84020

                                                            John W. Edwards
                                                  Chairman, Chief Executive
                                                      Officer and President
March 10, 1999


Dear Stockholder:

It is my pleasure to invite you to a Special Meeting of Stockholders of I-Link Incorporated.

We will hold the meeting on Wednesday, April 14, 1999 at 10:00 a.m. at the Marriott Courtyard Hotel, 10701 South Holiday Park Drive, Sandy, Utah 84070. In addition to the formal items of business, I will be available at the meeting to answer your questions. The Special Meeting is not being held in lieu of our annual meeting; that will be held as soon as reasonably possible after financial statements for 1998 are prepared for distribution to you and other stockholders. This booklet includes the notice of the Special Meeting and the proxy statement. The proxy statement describes the business that we will conduct at the meeting, and provides information about I-Link.

Stockholders of record at the close of business on March 1, 1999 may vote at the meeting. Your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return the enclosed proxy card promptly. If you attend the meeting and prefer to vote in person, you may do so.

We look forward to seeing you at the meeting.

Very truly yours,


John W. Edwards

                        [I-Link Incorporated Logo]

                 Notice of Special Meeting of Stockholders


                    Date:       Wednesday, April 14, 1999
                    Time:       10:00 a.m.
                    Place:      Marriott Courtyard
                                10701 South Holiday Park Dr.
                                Sandy, Utah 84070



Dear Stockholders:

At our Special Meeting we will ask you to:

1. Approve a plan of financing that includes the issuance of warrants to purchase up to 11,000,000 shares of common stock, with a variable exercise price ranging from $1.25 to $2.78 per share, to Winter Harbor, L.L.C. in the event that management elects not to repay certain debt owing to Winter Harbor on April 26, 1999. Any unsatisfied obligations under such debt will still come due on the October 31, 1999 maturity date even if the warrants are issued;

2. Approve an amendment to the Articles of Incorporation increasing the authorized common stock from 75,000,000 shares to 150,000,000 shares to allow for the issuance of the warrants in the first proposal and a rights offering of convertible preferred stock to be conducted in connection with the Winter Harbor Financing Arrangement; and

3. Transact any other business that may properly be presented at the Special Meeting.

If you were a stockholder of record at the close of business on March 1, 1999, you may vote at the Special Meeting.

                                        By Order of the Board of Directors,

                                        David E. Hardy
                                        Secretary















Draper, Utah
March 10, 1999

                             TABLE OF CONTENTS


INFORMATION ABOUT THE SPECIAL MEETING AND VOTING . . . . . . . . . .1
     Why Did You Send Me This Proxy Statement? . . . . . . . . . . .1
     How Many Votes Do I Have? . . . . . . . . . . . . . . . . . . .1
     What Proposals Will Be Addressed At The Special Meeting?. . . .1
     How Do I Vote In Person?. . . . . . . . . . . . . . . . . . . .2
     Why Would the Special Meeting Be Postponed? . . . . . . . . . .2
     How Do I Vote By Proxy? . . . . . . . . . . . . . . . . . . . .2
     May I Revoke My Proxy?. . . . . . . . . . . . . . . . . . . . .2
     Where Are I-Link's Principal Executive Offices? . . . . . . . .3
     What Vote Is Required to Approve Each Proposal? . . . . . . . .3
     Are There Any Dissenters' Rights of Appraisal?. . . . . . . . .3
     Who Bears the Cost of Soliciting Proxies? . . . . . . . . . . .3

INFORMATION ABOUT I-LINK STOCK OWNERSHIP . . . . . . . . . . . . . .3
     Which Stockholders Own at Least 5% of I-Link? . . . . . . . . .3
     How Much Stock is Owned by Directors and Executive Officers?. .5 Do Any of the Officers and Directors Have an Interest in the
     Matters to be Acted Upon? . . . . . . . . . . . . . . . . . . .6

DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD . . . . . . . . . .7
     Proposal 1: Approval of a plan of financing that includes
     the issuance of warrants to purchase up to 11,000,000 shares of common stock, with a variable exercise price ranging from $1.25 to $2.78 per share, to Winter Harbor in the event that management elects not to repay certain debt owing to Winter Harbor on April 26, 1999. Any unsatisfied obligations under such debt will still come due on the October 31, 1999 maturity date even if the warrants are issued . . . . . . . . .7

     Proposal 2: Approve an amendment to the Articles of
     Incorporation increasing the authorized common stock from
     75,000,000 shares to 150,000,000 shares to allow for the
     issuance of the warrants in the first proposal and a rights offering of convertible preferred stock to be conducted in connection with the Winter Harbor Financing Arrangement . . . .10

     Other Proposed Action . . . . . . . . . . . . . . . . . . . . .11

ATTACHMENT:  PROXY CARD

                            I-LINK INCORPORATED

                              Proxy Statement
                           Dated March 10, 1999
                      Special Meeting of Stockholders

             INFORMATION ABOUT THE SPECIAL MEETING AND VOTING

Why Did You Send Me This Proxy Statement?

     We sent you this proxy statement and the enclosed proxy card because the Board of Directors of I-Link Incorporated, a Florida corporation, is soliciting your proxy vote at a Special Meeting of Stockholders. This proxy statement summarizes the information you need to know to vote intelligently at the Special Meeting. However, you do not need to attend the Special Meeting to vote your shares. Instead you may simply complete, sign and return the enclosed proxy card.

How Many Votes Do I Have?

     We will be sending this proxy statement, the attached Notice of Special Meeting and the enclosed proxy card on or about March 10, 1999 to all stockholders. Stockholders who owned I-Link common stock at the close of business on March 1, 1999 (the "Record Date") are entitled to one vote for each share of common stock they held on that date, in all matters properly brought before the Special Meeting. Similarly, holders of Series M preferred stock are entitled to vote with the common stock on an as-converted basis.

     On the Record Date, the following classes of stock were issued and outstanding, and had the voting powers indicated. Each share of Common Stock is entitled to one vote and each share of Series M preferred stock is entitled to approximately 1,540.6 votes.

                                   Shares         Equivalent
Class of Stock                   Outstanding        Votes
-----------------------------  ---------------  --------------
Common stock                      19,529,029      19,529,029
Class C preferred stock               40,218               0(non-voting)
Series F preferred stock                 859               0(non-voting)
Series M preferred stock               4,400       6,778,524
                                                  ----------
Total Votes at Special Meeting of Stockholders:   26,307,553


What Proposals Will Be Addressed At The Special Meeting?

     We will address the following proposals at the Special Meeting:

1. The approval of a plan of financing that includes the issuance of warrants to purchase up to 11,000,000 shares of common stock, with a variable exercise price ranging from $1.25 to $2.78 per share, to Winter Harbor in the event that management elects not to repay certain debt owing to Winter Harbor on April 26, 1999. Any unsatisfied obligations under such debt will still come due on the October 31, 1999 maturity date even if the warrants are issued;

2. The approval of an amendment to the Articles of Incorporation increasing the authorized common stock from 75,000,000 shares to 150,000,000 shares to allow for the issuance of the warrants in the first proposal and a rights offering of convertible preferred stock to be conducted in connection with the Winter Harbor Financing Arrangement; and

3. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

How Do I Vote In Person?

     If you plan to attend the Special Meeting in Sandy, Utah on Wednesday, April 14, 1999, or at a later date due to postponement, and vote in person, we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, you must bring a power of attorney executed by the broker, bank or other nominee that owns the shares of record for your benefit and authorizing you to vote the shares.

Why Would the Special Meeting Be Postponed?

     The Special Meeting will be postponed if a quorum is not present on April 14, 1999. If more than half of all of the shares of stock entitled to vote at the Special Meeting are present in person or by proxy, a quorum will be present and business can be transacted at the Special Meeting. If a quorum is not present, the Special Meeting may be postponed to a later date when a quorum is obtained. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business but are not counted as an affirmative vote for purposes of determining whether a proposal has been approved.

How Do I Vote By Proxy?

     Whether you plan to attend the Special Meeting or not, we urge you to complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the Special Meeting and vote.

     If you properly fill in your proxy card and send it to us in time to vote, your "proxy" (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices your proxy will vote your shares as recommended by the Board of Directors as follows:

* "FOR" approval of a plan of financing that includes the issuance of warrants to purchase up to 11,000,000 shares of common stock, with a variable exercise price ranging from $1.25 to $2.78 per share, to Winter Harbor in the event that management elects not to repay certain debt owing to Winter Harbor on April 26, 1999. Any unsatisfied obligations under such debt will still come due on the October 31, 1999 maturity date even if the warrants are issued; and

* "FOR" approval of an amendment to the Articles of Incorporation increasing the authorized common stock from 75,000,000 shares to 150,000,000 shares to allow for the issuance of the warrants in the first proposal and a rights offering of convertible preferred stock to be conducted in connection with the Winter Harbor Financing Arrangement.

     If any other matter is presented, your proxy will vote your shares in accordance with his or her best judgment. At the time this proxy statement went to press, we knew of no matters that needed to be acted on at the Special Meeting, other than those discussed in this proxy statement.

May I Revoke My Proxy?

     If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of three ways:
     * You may send in another proxy with a later date.
     * You may notify I-Link in writing (by you or your attorney authorized in writing, or if the stockholder is a corporation, under its corporate seal, by an officer or attorney of the corporation) at our principal executive offices before the Special Meeting, that you have revoked your proxy.
     * You may vote in person at the Special Meeting.

Where Are I-Link's Principal Executive Offices?

     Our principal executive offices are located at 13751 S. Wadsworth Park Drive, Draper, Utah 84020.

What Vote Is Required to Approve Each Proposal?

     Proposal 1: Approval of a plan of financing that includes the issuance of warrants to purchase up to 11,000,000 shares of common stock, with a variable exercise price ranging from $1.25 to $2.78 per share, to Winter Harbor in the event that management elects not to repay certain debt owing to Winter Harbor on April 26, 1999. Any unsatisfied obligations under such debt will still come due on the October 31, 1999 maturity date even if the warrants are issued.

     Proposal 1 must be approved by a majority of the votes cast.

     Proposal 2: Approval of an Amendment to the Articles of Incorporation Increasing the Authorized Common Stock from 75,000,000 Shares to 150,000,000 Shares to allow for the issuance of the warrants in the first proposal and a rights offering of convertible preferred stock to be conducted in connection with the Winter Harbor Financing Arrangement.

     The affirmative vote of a majority of the outstanding shares of common stock and the Series M preferred stock, voting on an as-converted basis, is required for approval of Proposal 2. If you "abstain" from voting, it has the same effect as if you voted "against" this proposal.

Are There Any Dissenters' Rights of Appraisal?

     The Board of Directors has not proposed any action for which the laws of the State of Florida, the Articles of Incorporation or By-Laws of I-Link provide a right to a stockholder to dissent and obtain payment for shares.

Who Bears the Cost of Soliciting Proxies?

     I-Link will bear the cost of soliciting proxies in the accompanying form and will reimburse brokerage firms and others for those expenses involved in forwarding proxy materials to beneficial owners and soliciting their execution.

                 INFORMATION ABOUT I-LINK STOCK OWNERSHIP

Which Stockholders Own at Least 5% of I-Link?

     The common stock and the Series M preferred stock, which votes on an as-converted basis with the common stock, constitute the only voting securities of I-Link. Each share of Class C preferred stock is convertible, at the option of its holder, into 24 shares of common stock, and each share of Series M preferred stock is convertible, at the option of its holder, into approximately 1,540.6 shares of common stock (which figure includes conversion price adjustments and the allowance for dividends accrued but not paid on the Series M preferred stock, through the Record Date). The following table shows, as of as the Record Date and to the best of our knowledge, all persons we know to be "beneficial owners" of more than 5% of the common stock, or "beneficial owners" of a sufficient number of shares of Class C preferred stock, Series F preferred stock or Series M preferred stock to be converted into at least 5% of the common stock. JNC Opportunity Fund Ltd. ("JNC") is the only holder of Series F preferred stock. JNC is not listed on the table below because, under the terms of the Series F preferred stock, JNC may not convert shares of Series F preferred stock (or receive related dividends in common stock) to the extent that the number of shares of common stock beneficially owned by it and its affiliates after such conversion or dividend payment would exceed 4.999% of the issued and outstanding shares of common stock following such conversion. This limitation applies to the number of shares of common stock held at any one time and does not prevent JNC from converting some of its shares of Series F preferred stock, selling the common stock received, then, subject to the aforementioned limitation, converting additional shares of Series F preferred stock. The 4.999% limitation may be waived by JNC upon 75 days notice to the Company.) However, if no effect were given to the 4.999% limitation, then JNC would be deemed to be the beneficial owner of approximately 4,157,350 shares of common stock, or 17.6% of the then-outstanding common stock of I-Link. On the Record Date, there were 19,529,029 shares of common stock issued and outstanding, 40,218 shares of Class C preferred stock issued and outstanding, 859 shares of Series F preferred stock issued and outstanding and 4,400 shares of Series M preferred stock issued and outstanding.

                                                    Number of     % of Common
                                                      Shares         Stock
Name and Address                                   Beneficially   Beneficially
of Beneficial Owner(1)           Title of Class        Owned        Owned(2)
------------------------------  -----------------  -------------  ------------
John W. Edwards                   Common Stock      1,288,328(3)       6.4%
13751 S. Wadsworth Park Drive
Draper, UT 84020

Clay Wilkes                       Common Stock      1,262,976(4)       6.5%
1077 E. Duffer Lane
North Salt Lake City, UT 84054

Winter Harbor, L.L.C.             Common Stock     44,139,479(5)      69.3%
c/o First Media, L.P.               Series M            4,400
11400 Skipwith Lane              Preferred Stock
Potomac, MD 20854
---------------
(1) Unless noted, all of such shares of common stock are owned of record by each person or entity named as beneficial owner and such person or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them.
(2) As to each person or entity named as beneficial owners, such person's or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days from the date hereof have been exercised or converted, as the case may be.
(3) Represents 833,330 shares of common stock subject to the vested portion of Mr. Edwards' option to purchase 1,000,000 shares of common stock and 454,998 shares of common stock subject to warrants and other options.
(4) Includes 375,000 shares of common stock which represents the exercisable portion of an option to purchase 1,500,000 shares of Common Stock.
(5) Includes 6,778,524 shares of common stock issuable upon conversion of Series M preferred stock, 3,820,955 shares of common stock issuable upon conversion of Series M preferred stock which may be issued on conversion of promissory notes held by the named stockholder, and 18,640,000 shares of common stock issuable upon exercise of warrants. In addition, I-Link includes herein 5,000,000 shares of common stock issuable upon exercise of warrants which the named stockholder will be entitled to receive should it convert its promissory notes to common stock, and 9,900,000 shares of common stock issuable under warrants to be issued to Winter Harbor in the event that a bridge loan is not repaid by April 26, 1999. Winter Harbor is owned by First Media, L.P., a private media and communications company which is a private investment principally of Richard E. Marriott and his family. I-Link's general counsel, David E. Hardy, is a brother of Ralph W. Hardy, Jr. who is general counsel and a minority equity holder in Winter Harbor. David E. Hardy has no ownership in or association with Winter Harbor. Thomas A. Keenan's wife has an interest in First Media, L.P. See Directors and Officers Table below, Footnote 6.

How Much Stock is Owned by Directors and Executive Officers?

     The following table shows, as of the Record Date, the common stock and any preferred stock owned by each director and executive officer. As of the Record Date, all of the present directors, as a group of five persons, own beneficially 2,017,829 shares (9.7% of the total outstanding shares) and all of our present directors and executive officers, as a group of eight persons, own beneficially 3,500,896 shares (15.6% of the total outstanding shares) of our common stock. We believe that such officers and directors intend to vote their shares for each of the proposals set forth herein. To the knowledge of management, as of the Record Date, John W. Edwards is the only executive officer or director who owns beneficially 5% or more of our outstanding shares of common stock.

                                                    Number of     % of Common
                                                      Shares         Stock
Name and Address                                   Beneficially   Beneficially
of Beneficial Owner(1)           Title of Class        Owned        Owned(2)
------------------------------  -----------------  -------------  ------------
John Ames                         Common Stock          1,000            *

David Bradford                    Common Stock              0            0%

                                                    Number of     % of Common
                                                      Shares         Stock
Name and Address                                   Beneficially   Beneficially
of Beneficial Owner(1)           Title of Class        Owned        Owned(2)
------------------------------  -----------------  -------------  ------------
Joseph A. Cohen                   Common Stock        381,000(3)       2.0%
                                    Class C             3,000
                                 Preferred Stock

John W. Edwards                   Common Stoc       1,288,328(4)       6.4%

David E. Hardy                    Common Stock        827,388(5)       4.2%

Thomas A. Keenan                  Common Stock        105,000(6)         *

Karl S. Ryser, Jr.                Common Stock        654,679(7)       3.3%

Henry Y.L. Toh                    Common Stock        243,501(8)       1.3%

All Executive Officers and        Common Stock      3,500,896(9)     15.6%
Directors as a Group (8 people)     Class C             3,000
                                 Preferred Stock
----------------
*    Indicates less than one percent.
(1) Unless noted, all of such shares of common stock are owned of record by each person or entity named as beneficial owner and such person or entity has sole voting and dispositive power with respect to the shares of common stock owned by each of them.
(2) As to each person or entity named as beneficial owners, such person's or entity's percentage of ownership is determined by assuming that any options or convertible securities held by such person or entity which are exercisable or convertible within 60 days from the date hereof have been exercised or converted, as the case may be.
(3) Includes 309,000 shares of common stock issuable pursuant to options and 72,000 shares of common stock issuable to the Leslie Group, Inc. upon conversion of 3,000 shares of Class C preferred stock held of record by Leslie Group, Inc., of which Mr. Cohen is President.
(4) Represents 833,330 shares of common stock subject to the vested portion of Mr. Edwards' option to purchase 1,000,000 shares of common stock and 454,998 shares of common stock subject to warrants and other options.
(5) Includes 823,388 shares of common stock issuable pursuant to options and warrants.
(6) Includes 35,000 shares of common stock subject to options and 70,000 shares of common stock held of record by members of Mr. Keenan's immediately family. Mr. Keenan serves on the Board of Directors as the designee of Winter Harbor. Mr. Keenan's wife is the beneficiary of a trust which owns non-voting stock in the corporate general partner of First Media, L.P., the parent of Winter Harbor. For further information about Winter Harbor, see "Discussion of Proposals Recommended By The Board - Proposal 1." Neither Mr. Keenan nor his wife has dispositive power or voting control over these securities of I-Link held by Winter Harbor. See Footnote 5 of the previous table. Mr. Keenan disclaims beneficial ownership of the securities held by Winter Harbor.
(7) Represents shares of common stock issuable pursuant to options and warrants.
(8) Represents shares of common stock issuable pursuant to options. Does not include shares held of record by Four M International, Ltd., of which

     Mr. Toh is a director. Mr. Toh disclaims any beneficial ownership of such shares.
(9) Represents 75,000 shares of common stock issued, 3,353,896 shares of common stock which may be obtained pursuant to options and warrants exercisable within 60 days of the date hereof and 72,000 shares of common stock into which 3,000 shares of Class C preferred stock are convertible.

Do Any of the Officers and Directors Have an Interest in the Matters to be Acted Upon?

     Mr. Thomas A. Keenan, a Class I Director, may be deemed to have an indirect interest in the outcome of Proposal 1. Mr. Keenan's wife is a beneficiary of a trust which owns non-voting stock in the corporate general partner of First Media, L.P., the parent of Winter Harbor. For further information about Winter Harbor and Proposal 1 see "Discussion of Proposals Recommended By The Board - Proposal 1" and "How Much Stock is Owned by Directors and Executive Officers?"

             DISCUSSION OF PROPOSALS RECOMMENDED BY THE BOARD

                                PROPOSAL 1:

 APPROVAL OF A PLAN OF FINANCING THAT INCLUDES THE ISSUANCE OF WARRANTS TO PURCHASE UP TO 11,000,000 SHARES OF COMMON STOCK, WITH A VARIABLE EXERCISE
       PRICE RANGING FROM $1.25 TO $2.78 PER SHARE, TO WINTER HARBOR
         IN THE EVENT THAT MANAGEMENT ELECTS NOT TO REPAY CERTAIN
      DEBT OWING TO WINTER HARBOR ON APRIL 26, 1999.  ANY UNSATISFIED
          OBLIGATIONS UNDER SUCH DEBT WILL STILL COME DUE ON THE
      OCTOBER 31, 1999 MATURITY DATE EVEN IF THE WARRANTS ARE ISSUED

     On January 15, 1999, I-Link entered into an agreement with Winter Harbor for additional financing (the "Winter Harbor Financing Arrangement") which includes, among other features, the issuance of warrants and a rights offering that will be highly dilutive to current shareholders. The Winter Harbor Financing Arrangement consists of an $8,000,000 bridge loan facility (the "Bridge Loan") and a $3,000,000 standby letter of credit (the "Letter of Credit") to secure additional capital leases of equipment and telephone lines relative to the expansion of our telecommunications network. In addition, Winter Harbor may receive warrants to purchase up to 11,000,000 shares of common stock. As of March 5, 1999, the amount borrowed under the Bridge Loan was $8,041,712, which entitles Winter Harbor to warrants to purchase 804,171 shares of common stock, as of the same date I-Link had not drawn on the Letter of Credit.

     I-Link also intends to issue up to 20,000 shares of a new series of preferred stock (the Series N preferred stock) in a registered offering. Under the offering, I-Link will distribute to each record holder of common or preferred stock, free of charge, non-transferable rights to purchase one Series N preferred stock for approximately every 1,554 shares held of common stock or preferred stock on an as-converted basis. Each share of Series N preferred stock may be purchased for $1,000. On January 15, 1999, I-Link filed a registration statement on Form S-2 to register the Series N preferred stock to be sold in the offering. I-Link will commence the offering as soon as practicable after the SEC declares the registration statement effective. The registration is subject to SEC review and comment, therefore, the time of commencement of the rights offering cannot be determined at this time. This solicitation is not an offer to sell or a solicitation of an offer to sell shares of Series N preferred stock or a solicitation of an offer to buy shares of Series N preferred stock. The offering will only be made by means of a prospectus, which is part of I-Link's registration statement, and a copy of the prospectus will be mailed to all registered holders of common stock and preferred stock as of the record date for the rights offering.

     Winter Harbor has agreed it will exchange the Bridge Loan debt and interest, plus any amounts represented by the Letter of Credit, into shares of Series N preferred stock, to the extent of any rights available to it. I-Link anticipates that by the time the rights are offered it will have obligations of approximately $8,200,000 including accrued interest under the Bridge Loan (but no draws against the Letter of Credit); thus Winter Harbor will be obligated to exchange that amount into approximately 8,200 shares of Series N preferred stock. Winter Harbor will have the right to register the resale of those shares in the offering. (As a stockholder, Winter Harbor will automatically receive rights to purchase 4,362 shares of Series N preferred stock in the rights offering. Satisfaction of Winter Harbor's obligation to purchase more than 4,362 shares of Series N preferred stock will depend on whether there are sufficient unsubscribed rights for Series N preferred stock available in the rights offering.) Winter Harbor is entitled, but not obligated, to subscribe for any unexercised rights, and has indicated its intention to do so; consequently, Winter Harbor could conceivably purchase all 20,000 shares of the Series N preferred stock if no other stockholders subscribe for Series N preferred stock. In the event that Winter Harbor receives the maximum number of warrants, and purchases all 20,000 shares of Series N preferred stock, it would hold additional securities exercisable or exchangeable for a total of 11,000,000 shares of common stock (under the warrants) plus approximately 7,194,245 shares of common stock (under the Series N preferred Stock). If all of these shares of common stock were issued, Winter Harbor's beneficial holding in I-Link would increase from 69.3% (prior the Winter Harbor Financing Arrangement) to 72.4%, and current common stock holdings would be diluted by approximately 46.7%. The Winter Harbor Financing Arrangement is described in greater detail below.

     I-Link's common stock is listed for quotation and trading on the Nasdaq SmallCap Market ("Nasdaq"). In order for us to continue that listing, we must comply with certain rules, called Marketplace Rules, that govern the continued listing of securities on Nasdaq. To the extent that we choose not to repay the Bridge Loan prior to April 26, 1999, the Marketplace Rules require your approval of the Winter Harbor Financing Arrangement. Specifically, Marketplace Rule 4310(c)(25)(H)(i)(d)(2) requires I-Link to obtain stockholder approval of any plan involving "the sale or issuance by the Company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock." The terms of the Winter Harbor Financing Arrangement require I-Link to issue to Winter Harbor additional warrants to purchase up to 11,000,000 shares of common stock in the event that it elects not to repay the Bridge Loan by April 26, 1999 and if there is a draw on the Letter of Credit. Management expects to issue the warrants as opposed to repaying the Bridge Loan, because it lacks the financial resources to repay the Bridge Loan. In the event that I-Link fails to issue the warrants on April 26, 1999 it will be in default on the Bridge Loan. To the extent that it is not exchanged, the Bridge Loan matures and must be repaid in cash by October 31, 1999. I-Link has 19,529,029 common shares currently issued and outstanding. The issuance of warrants to purchase 11,000,000 shares of common stock would represent 56% of the number of currently outstanding common shares. To date, I-Link owes $8,041,712 on the Bridge Loan, obligating I-Link to issue to Winter Harbor additional warrants to purchase at least 8,041,712 shares of common stock if the financing is not repaid by April 26, 1999 (approximately 73% of the 11,000,000 and 41% of the current number of shares outstanding). If I-Link issues these warrants and fails to obtain stockholder approval of the plan then it will be in violation of the Marketplace Rule, and its common stock will be subject to being delisted from the Nasdaq SmallCap Market. We have not been able to find alternative financing on terms that are preferable to the terms of the Winter Harbor Financing Arrangement. The Board of Directors has adopted a resolution declaring it advisable and in our best interest to carry out the Winter Harbor Financing Arrangement, and to seek stockholder approval of the Winter Harbor Financing Arrangement.

     In addition to the considerations of Rule 4310 set forth in the last paragraph, the staff of the Nasdaq SmallCap Market has raised concerns, in general, about securities with conversion prices which will be determined in the future, such as the securities issuable or to be issued under the Winter Harbor Financing Arrangement. Those other concerns include whether or not a given financing arrangement would violate Marketplace Rules having to do with voting rights, bid prices of Nasdaq-listed securities and changes in control. I-Link considered these Marketplace Rules when negotiating the terms of the Winter Harbor Financing Arrangement, and believes that the Winter Harbor Financing Arrangement complies with them. However, should the Nasdaq staff differ with I-Link's determination and choose to bring a delisting proceeding against I-Link by claiming there is a violation of these rules, there can be no assurance that I-Link's common stock would not be delisted from trading on the Nasdaq SmallCap Market.

The Bridge Loan and Letter of Credit under the Winter Harbor Financing
Arrangement

     Borrowings under the Bridge Loan may be made in increments of up to $1,000,000 in notes (the "Bridge Notes") upon five days prior notice. To date, I-Link has borrowed $7,441,712 against the bridge loan and owes Winter Harbor an additional $600,000 under the bridge loan. The $600,000 represents $300,000 in accrued and unpaid interest due to Winter Harbor from prior financings and $300,000 in legal fees owed to Winter Harbor. Winter Harbor and I-Link agreed to include this outstanding amount in the Winter Harbor Financing Arrangement. This amount is considered to be owing under the Bridge Loan and counts toward the warrants to be issued under the Bridge Loan. The Bridge Notes and the Letter of Credit will accrue interest at a variable rate calculated daily as the Wall Street Journal Prime Rate, plus a spread beginning at 4 points through and including February 9, 1999, and increasing 1 point every three months thereafter, to a maximum of 7 points. The current interest rate is the Prime Rate as reported in the Wall Street Journal plus 4 points. Any unsatisfied obligations under the Bridge Loan will come due on the October 31, 1999.

Warrants to be Issued Under the Winter Harbor Financing Arrangement

     Winter Harbor will receive one warrant for every $10 borrowed under the Bridge Loan and one warrant for every $10 of the total amount of the Letter of Credit. In the event that the Bridge Loan is in default or has not been repaid in full by April 26, 1999, Winter Harbor will be entitled to receive nine additional warrants for every $10 borrowed under the Bridge Loan.
Winter Harbor will also be entitled to receive nine additional warrants for every $10 of the total amount of the Letter of Credit, if the Bridge Notes are in default or have not been repaid in full by April 26, 1999, or if there is a draw upon the Letter of Credit. In effect, Winter Harbor will receive warrants to purchase 300,000 shares of common stock for its help in establishing the Letter of Credit. In addition, should there be any draw upon the Letter of Credit, Winter Harbor is entitled to receive additional warrants to purchase 2,700,000 shares of common stock.

     The following events are among those that result in a default under the Bridge Loan: I-Link's failure to pay any installment when due, perform under the Bridge Loan, or to pay any other indebtedness when due; I-Link's involvement with a Chapter 11 or any other bankruptcy filing, or the application for or appointment of a receiver or trustee or having any court or government agency taking control of I-Link's assets; any person or entity acquiring 25% or more of I-Link or I-Link no longer owning legal title to its subsidiaries; John W. Edwards ceasing to be the President and Chief Executive Officer; or if there is a change in Winter Harbor's priority security interest on the pledged collateral.

     The warrants may be exercised for a price ranging from a maximum of $2.78 to a minimum of $1.25 per share. The exercise price will fluctuate depending on recent market prices of the common stock, but it can never be higher than the conversion rate for I-Link's outstanding Series F stock, nor can it be higher than any price at which I-Link sells common stock or convertible securities in the future. As of the Record Date, the exercise price was $2.033 (which is equal to the lowest price used for conversion of Series F preferred stock to date). The warrants will terminate seven and one-half years from the date of their issuance.

Rights Offering for Series N Preferred Stock

     The Winter Harbor Financing Arrangement also obligates I-Link to conduct a $20 million offering for 20,000 shares of the soon-to-be-created Series N preferred stock. Under the offering, I-Link will distribute to each record holder of common or preferred stock, free of charge, non-transferable rights to purchase one Series N preferred stock for approximately every 1,554 shares held of common stock or preferred stock on an as-converted basis. Each share of Series N preferred stock may be purchased for $1,000. Winter Harbor has already agreed to purchase Series N preferred stock by exchanging its debt under the Bridge Loan, and Winter Harbor will have the right to register the resale of those shares in the offering. Winter Harbor may purchase for cash additional Series N preferred stock to the extent that there are unexercised Rights. The offering will be open for thirty (30) days. No partial or fractional rights will be issued or exercisable.

     The new Series N preferred stock will be paid dividends on an as-converted basis equal to the common stock, when and if common stock dividends are paid by I-Link. The Series N preferred stock will be senior in all rights to other preferred common stock of I-Link, except that the Series N preferred stock will be ranked equally and in proportion with the previously issued Series F preferred stock. The Series N preferred stock can be converted into common stock at any time at a conversion price of $2.78. The Series N preferred stock conversion price is subject to adjustment in the event of reclassifications, mergers, splits and reverse splits, and other similar events. The Series N preferred stock will vote with the common stock on an as-converted basis on all matters that are submitted to a vote of the stockholders.

     Mr. Thomas A. Keenan, a director, may be deemed to have an interest in the outcome of Proposal 1. Mr. Keenan's wife is the beneficiary of an irrevocable trust which owns non-voting stock in the corporate general partner of First Media, L.P., the parent of Winter Harbor.

     Approval of Proposal 2 is also necessary for the consummation of Proposal 1.

Vote Required for Approval of Proposal 1

     Proposal 1 must be approved by a majority of the votes cast in order to be effective. The Board of Directors unanimously recommends a vote FOR the approval of Proposal 1.

                                PROPOSAL 2:

         TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED COMMON STOCK FROM 75,000,000 SHARES TO
       150,000,000 SHARES TO ALLOW FOR THE ISSUANCE OF THE WARRANTS
        IN THE FIRST PROPOSAL AND A RIGHTS OFFERING OF CONVERTIBLE
            PREFERRED STOCK TO BE CONDUCTED IN CONNECTION WITH
                  THE WINTER HARBOR FINANCING ARRANGEMENT

     In order to allow for the Winter Harbor Financing Arrangement, and for other future corporate purposes, the Board of Directors recommends increasing the authorized common stock from 75,000,000 shares to 150,000,000 shares.
The 75,000,000 shares currently authorized are not sufficient to allow for the exercise or conversion into common stock of all the securities called for under the Winter Harbor Financing Arrangement. Specifically, the Board of Directors recommends amending Article III of the Articles of Incorporation by deleting paragraph (a) as it is now in its entirety and substituting the following:

  (a) One Hundred and Fifty Million (150,000,000) shares of common stock, having a par value of $.007 per share (the "Common Stock").

Purpose of Request for Increase in Authorized Shares of Common Stock

     I-Link has issued 19,529,029 shares of common stock, and numerous options, warrants, debt and shares of preferred stock that may be exercised for, or converted into, shares of common stock in the future. As of the Record Date we have reserved an additional 67,099,620 shares of common stock for issuance in the future, as follows:

                                                                   Common
Why Common Stock Would be Issued                               Stock Issuable
----------------------------------------------------------     --------------
  Conversion of 40,218 shares of Class C preferred stock             965,232
  Conversion of 859 shares of Series F preferred stock             3,702,586
  Conversion of 4,400 shares of Series M preferred stock           6,778,524
  Conversion of 20,000 shares of Series N preferred stock          7,194,245
  Dividends on Class C preferred stock                               239,138
    (estimate, through December 2000)
  Dividends on Series F preferred stock                              588,293
    (estimate, through December 2000)
  Exercise of Winter Harbor warrants (1998)                       17,540,000

                                                                   Common
Why Common Stock Would be Issued                               Stock Issuable
----------------------------------------------------------     --------------
  Exercise of Winter Harbor Financing Arrangement warrants        11,000,000
    (Proposal 1)
  Conversion of $7,768,000 of Winter Harbor convertible debt       3,820,955
  Exercise of additional Winter Harbor warrants                    5,000,000
    (contingent on debt conversion)
  Exercise of JNC warrants                                           350,000
  Exercise of other options and warrants                           9,920,647
                                                                  ----------
Total                                                             67,099,620

     The conversion rate for the Series F preferred stock listed above is subject to substantial variation because it is based on a discount to the market price of I-Link common stock. For your convenience we are providing a table to demonstrate several possible conversion rates. In this table, "Market Price of Common Stock" means the amount derived by taking the average of the three lowest per share market values during the twenty-two trading day period immediately preceding an applicable conversion date. Pursuant to the terms of the Series F preferred stock, the highest the conversion price can be is $3.76 and the lowest the conversion price can be is $1.25.

                                               Common Shares Issuable
      Market Price of                          Upon Conversion of All
       Common Stock       Conversion Price    Series F Preferred Shares
     -----------------    ----------------    -------------------------
     $4.64 or greater           $3.76                 2,553,191
     $3.09                      $2.50                 3,840,000
     $1.54 or lower             $1.25                 7,680,000

     If Proposal 2 is approved, the Board of Directors may, at any time, issue additional shares of common stock without any further action or authorization by the shareholders, unless applicable laws or regulations would require approval. I-Link intends to use the newly issued shares as consideration for the Winter Harbor Financing Arrangement and future acquisitions and financing arrangements.

     Other than disclosed in this Proxy Statement there are no present plans, agreements or undertakings with respect to I-Link issuance of any shares of stock or related convertible securities, however, the issuance of any such securities by I-Link could have anti-takeover effects insofar as such securities could be used as a method of discouraging, delaying or preventing a change I-Link's control.

     Approval of Proposal 2 is necessary for the consummation of Proposal 1.

Vote Required for Approval of Proposal 2

     Proposal 2 must receive the affirmative vote of a majority of the outstanding shares of common stock and Series M preferred stock, voting on an as-converted basis, to be effective. The Board of Directors unanimously recommends a vote FOR the approval of Proposal 2.

                           OTHER PROPOSED ACTION

     The Board of Directors does not intend to bring any other matters before the Special Meeting, nor does the Board know of any matters that others intend to bring before the Special Meeting. If, however, other matters not mentioned in this proxy statement properly come before the Special Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with the recommendation of the Board of Directors.

     You should be aware that I-Link's By-Laws provide that no proposals or nominations of Directors by Stockholders shall be presented for vote at a Special Meeting of Stockholders unless notice complying with the requirements in the By-Laws is provided to the Board of Directors or I-Link's Secretary no later than the close of business on the fifth day following the day that notice of the Special Meeting is first given to Stockholders.

     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. YOUR VOTE IS IMPORTANT. IF YOU ARE A STOCKHOLDER OF RECORD AND ATTEND THE MEETING AND WISH TO VOTE IN PERSON, YOU MAY WITHDRAW YOUR PROXY AT ANY TIME PRIOR TO VOTING.

                                        I-LINK INCORPORATED


                                        David E. Hardy, Secretary

                                   PROXY
                    SPECIAL MEETING OF STOCKHOLDERS OF
                            I-LINK INCORPORATED

                              April 14, 1999

        This Proxy is Solicited on Behalf of the Board of Directors

     The undersigned hereby appoints John W. Edwards, Henry Y.L. Toh, Joseph
A. Cohen, Thomas A. Keenan and David Bradford, and each or any of them proxies, with power of substitution, to vote all shares of the undersigned at the Special Meeting of Stockholders to be held on April 14, 1999, at 10:00 a.m. at the Marriott Courtyard Hotel, 10701 South Holiday Park Drive, Sandy, Utah 84070, or at any adjournment thereof, upon the matters set forth in the Proxy Statement for such meeting, and in their discretion, on such other business as may properly come before the meeting.

1. TO APPROVE A PLAN OF FINANCING THAT INCLUDES THE ISSUANCE OF WARRANTS TO PURCHASE UP TO 11,000,000 SHARES OF COMMON STOCK, WITH A VARIABLE EXERCISE PRICE RANGING FROM $1.25 TO $2.78 PER SHARE, TO WINTER HARBOR IN THE EVENT THAT MANAGEMENT ELECTS NOT TO REPAY CERTAIN DEBT OWING TO WINTER HARBOR
     ON APRIL 26, 1999. ANY UNSATISFIED OBLIGATIONS UNDER SUCH DEBT WILL STILL COME DUE ON THE OCTOBER 31, 1999 MATURITY DATE EVEN IF THE WARRANTS ARE ISSUED.


2. TO APPROVE AN AMENDMENT TO THE ARTICLES OF INCORPORATION INCREASING THE AUTHORIZED COMMON STOCK FROM 75,000,000 SHARES TO 150,000,000 SHARE TO ALLOW FOR THE ISSUANCE OF THE WARRANTS IN THE FIRST PROPOSAL AND A RIGHTS OFFERING OF CONVERTIBLE PREFERRED STOCK TO BE CONDUCTED IN CONNECTION WITH THE WINTER HARBOR FINANCING ARRANGEMENT.



                                   Signature

Dated:______________________       ________________________________

Dated:______________________       ________________________________
                                   Signature if held jointly



NOTE: When shares are held by joint tenants, both should sign. Persons signing as Executor, Administrator, Trustee, etc. should so indicate. Please sign exactly as the name appears on the proxy.

IF NO CONTRARY SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

PLEASE MARK, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED
ENVELOPE.